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                                  [LETTERHEAD]

Board of Directors
Deere & Company
One John Deere Road
Moline, IL 61265
U.S.A.

November 13, 2000

Dear Sirs,

We have been asked to render an opinion on behalf of the John Deere B.V. (the "COMPANY") in connection with the combined Registration Statement on Form S-3 and Post-Effective Amendment No. 1 to Registration Statement No. 33-54149 (together the "REGISTRATION STATEMENT") being filed with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the combined prospectus pursuant to Rule 429 contained in the Registration Statement (the "PROSPECTUS") and as to be set forth in one or more supplements to the Prospectus (each such supplement, a "PROSPECTUS SUPPLEMENT"), of Company's unsecured senior debt securities unconditionally guaranteed by Deere & Company (the "GUARANTEED DEBT SECURITIES") with an aggregate issue price of up to US $1,250,000,000.

Guaranteed Debt Securities will be issued by the Company under an indenture (the "GUARANTEED DEBT INDENTURE"), to be entered into among the Company, Deere & Company, which acts as guarantor, and The Chase Manhattan Bank, as trustee (the "GUARANTEED DEBT TRUSTEE"), as supplemented from time to time.

The Indenture, as referred to below, and the Guaranteed Debt Securities together are hereinafter sometimes referred to as the "Documents".

Words and expressions defined in the Indenture will, unless otherwise defined herein, have the same meanings when used in this letter.

1. For the purpose of giving this opinion we have examined and relied upon the following documents:

    a.  the Registration Statement;

    b. a draft of the Indenture Providing for the Issuance of Senior Guaranteed Debt Securities between the Company, Deere & Company and The Chase Manhattan Bank contained in Exhibit 4.5 to the Registration Statement, as filed with the Securities and Exchange Commission on October 4, 2000, Registration No. 333-47264 (the "INDENTURE");

    c. the resolutions of the board of managing directors and of the shareholders of the Company (together the "RESOLUTIONS") dated 5
       July 2000 and 12 October 2000, respectively, approving the entering into of the Indenture;

    d. a copy of the articles of association of the Company of the dated April 6, 2000;

    e. an excerpt dated November 13, 2000 from the Commercial Register of the Chamber of Commerce for North and Middle Limburg (the "Chamber of Commerce) regarding the registration of the Issuer with the Chamber of Commerce under number 12041265;

    f. a certificate addressed to Caron & Stevens / Baker & McKenzie substantially in the form of Annex 1 hereto;
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NOVEMBER 13, 2000                                                            2/8

    The documents referred to under c, d, e and f above are together referred to as the Corporate Documents.

Except as stated above, we have not examined any documents entered into by or affecting the Company or any corporate records of the Company and have not made any other enquiries concerning the Company.

2. For the purpose of this opinion, we have assumed (without making any investigation) that:

    (a) all documents submitted to us as originals are authentic;

    (b) all documents submitted to us as copies of originals are complete and conform to the original documents;

    (c) all signatures on the documents submitted to us are genuine;

    (d) the legal capacity (HANDELINGSBEKWAAMHEID) of all individuals acting on behalf of any of the parties (including those acting on behalf Company) to the Documents;

    (e) the due compliance with all matters (including without limitation the obtaining of the necessary consents, licenses, approvals and authorizations, the making of the necessary filings, lodgements, registrations and notifications and the payment of stamp duties, if any, and other taxes) under any law other than that of the Netherlands as may relate to or be required in respect of (i) the Documents, (ii) their lawful execution, (iii) the parties thereto (including the Company) or the persons affected thereby, (iv) the performance or enforcement by or against the parties (including the Company) or such other persons, or
       (v) the creation of valid and legally binding obligations of all parties to the Documents enforceable against such parties in accordance with their terms, (vi) that the Indenture will be validly executed by the parties thereto and (vii) that the Guaranteed Debt Securities will be validly executed by the parties thereto (including the Company);

    (f) that the Guaranteed Debt Securities will be issued and offered on the terms of and in accordance with the provisions of the Prospectus and the Indenture;

    (g) that nothing opined upon herein is affected by laws of any jurisdiction other than the Netherlands;

    (h) that the Company has not passed a voluntary winding-up (LIQUIDATIE) resolution and that no petition has been presented, nor an order made by a court, for the bankruptcy (FAILLISSEMENT), suspension of payments (SURSEANCE VAN BETALING) or dissolution (ONTBINDING) of the Company, and no receiver, trustee, administrator or similar officer has been appointed in respect of the Company. Although not constituting conclusive evidence thereof, our assumption is supported (in as far as it relates to the date hereof) by information obtained by telephone today from the Bankruptcy's Clerk Office (FAILLISSEMENTSGRIFFIE) of the District Court of Roermond (being the competent court in view of the Company's corporate seat being at Horst) and from the Chamber of Commerce;

    (i) that under all applicable laws (other than the law of the Netherlands, but including the law of the Netherlands as far as the Guaranteed Debt Securities are concerned) the Documents, at the time of execution thereof, are or, as the case may be, will be within the capacity and power of, all of the respective parties thereto, and are or, as the case may be, will be valid and legal obligations binding on the parties thereto enforceable against such parties in accordance with their respective terms;
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NOVEMBER 13, 2000                                                            3/8

    (j) that no contractual or similar restrictions are binding on the Company which would affect any conclusion in this opinion;

    (k) that all conditions precedent required to be satisfied under the Documents have been or will be satisfied or waived, in each case in accordance with the relevant Document;

    (l) that all obligations under each Document which are to be performed in any jurisdiction outside the Netherlands will not be illegal under the laws of that jurisdiction and that none of the Documents or the transactions contemplated thereby (whether individually or a whole) are or will result in a breach of the laws of such jurisdiction or of any other relevant laws (other than of the Netherlands) or are intended to avoid the applicability or the consequences of such laws in a manner that is not permitted under such law or are not entered into or done in good faith and at arm's length commercial terms;

    (m) that the facts and circumstances certified and/or referred to in the Corporate Documents are true, correct and up-to-date; and

    (n) that at all times not less than 95% of the Company's balance sheet total will be lent to or invested in the ultimate parent company of which the Company is a subsidiary (DOCHTERMAATSCHAPPIJ) or direct or indirect subsidiaries (DOCHTERMAATSCHAPPIJEN) of such party and all borrowings by the Company (except from bank which are subject to adequate supervision) are unconditionally guaranteed by such parent company or otherwise secured in a manner previously approved by the Dutch Central Bank or that the Company will for any other reason be exempt from the status of credit institution (KREDIETINSTELLING) under or pursuant to the Act on the Supervision of the Credit System 1992 (WET TOEZICHT KREDIETWEZEN 1992) as amended or re-enacted from time to time.

We have not been concerned with investigating or verifying the accuracy of the facts and warranties set out in the Documents and to the extent that the accuracy of such facts and warranties and of any facts stated in any other document on which we have reasonably relied in giving this opinion, is relevant to the contents of this opinion, we have assumed that such facts are correct.

We do not express an opinion on the completeness or accuracy of the representations or warranties made by the parties to the Documents, matters of fact, matters of foreign law, international law, including, without limitation, the law of the European Union, and tax and anti-trust law, except to the extent that those representations and warranties and matters of fact and law are explicitly covered by the opinions below and except to the extent the law of the European Union (other than anti-trust and tax law) has direct force and effect in the Netherlands. No opinion is given on commercial, accounting, tax or non-legal matters or on the ability of the parties to meet their financial or other obligations under the Documents.

3. Based upon and subject to the foregoing and subject to any matters, documents or events not disclosed to us by the parties concerned and having regard to such legal consideration as we deem relevant, and subject to the qualifications listed below we are of the opinion that under the laws of the Netherlands as at present in effect:

    (a) The Indenture has been duly authorized and when duly executed, sealed and attested and (if appropriate) delivered by the Company and the other parties thereto will constitute a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms.

    (b) The Guaranteed Debt Securities have been duly authorized and, when the final terms thereof have been duly established and approved and when duly executed by
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NOVEMBER 13, 2000                                                            4/8

       the Company, in each case pursuant to the authority granted in the Resolutions, and authenticated by the Guaranteed Debt Trustee in accordance with the Guaranteed Debt Indenture and delivered to and paid for by the purchasers thereof, and provided that any offer of the Guaranteed Debt Securities or any announcement of such offer is permitted under the Dutch Act on the Supervision of the Securities Trade 1995 (WET TOEZICHT EFFECTENVERKEER 1995 or the "ACT"), will constitute valid and legally binding obligations of the Company entitled to the benefits of the Guaranteed Debt Indenture.

    (c) Under the Act, the Guaranteed Debt Securities may not be offered in or outside the Netherlands outside a restricted circle and such offer may not be announced by advertisement or documents unless the following requirements are met:

         (i) the offered securities have been admitted or are likely to be admitted to a Netherlands recognized securities exchange; or

         (ii) in respect of the offer a prospectus is generally available which complies with the pertinent rules and regulations under and pursuant to the Act, provided that reference to prospectus is made in every written communication of the offer; or

        (iii) an exception, exemption or dispensation from the prohibition to offer applies under or pursuant to the Act and the requirements of such exception, exemption or dispensation is fully complied with.

    (c) the choice of New York law as the law governing the Guaranteed Debt Indenture and the Guaranteed Debt Securities will generally be recognized and applied by the Dutch courts;

    (d) there is no treaty regarding the recognition and enforcement of judicial decisions between the U.S. and the Netherlands. Therefore, a final judgment for a definite sum duly obtained against the Company from a court of the State of New York or any New York State or U.S. Federal Court sitting in New York City will not be recognized and enforced by a Dutch court and it will be necessary to bring the matter before the competent Dutch court. The claimant(s) may, in the course of these proceedings, submit the judgment rendered by the New York or U.S. Federal court sitting in New York City. Under current practice, a Dutch court normally will issue a judgment incorporating the judgment rendered by such court in a civil matter if it finds that (i) such court had jurisdiction over the original proceedings, (ii) the judgment was obtained in compliance with principles of due process, (iii) the judgment is final and conclusive such that all appeals have been exhausted and no other remedy could be obtained from a judicial body, and (iv) the judgment does not contravene the public policy or the public order of the Netherlands.

4.  The opinion expressed above is subject to the following qualifications:

     (i) Enforcement before the courts of the Netherlands will be subject to the degree to which the relevant obligations are enforceable under their governing law, to the nature of the remedies available in the Dutch courts, the acceptance by such courts of jurisdiction, the effect of provisions imposing prescription periods and to the availability of defenses such as set off (unless validly waived) and counter-claim; in addition, our opinion is subject to and limited by the provisions of any applicable bankruptcy, insolvency, moratorium and other laws of general application relating to or affecting generally the enforcement of creditors' rights and remedies.

    (ii) The choice of the law of New York as the law governing the Guaranteed Debt Indenture and the Guaranteed Debt Securities will generally be recognized and applied by Dutch courts, provided, however, that Dutch courts may give effect to the
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NOVEMBER 13, 2000                                                            5/8

         mandatory rules of the laws of another country with which the situation has a close connection, if and insofar as, under the law of the latter country, those rules must be applied whatever the law applicable to the contract. In considering whether to give effect to these mandatory rules of such third country, regard shall be had to their nature and purpose and to the consequences of their application or non-application. Moreover, a Dutch court may give effect to the rules of the laws of the Netherlands in a situation where they are mandatory irrespective of the law otherwise applicable to the documents in question.

    (iii) The application of a rule of the law of any country that otherwise would govern an obligation may be refused by the courts of the Netherlands if such application is manifestly incompatible with the public policy (ORDRE PUBLIC) of the Netherlands. On the face of the provisions of the Documents (but with the express reservation that we are not conversant with any laws other than the laws of the Netherlands) we are not aware of any provision which might result in such non-application with respect to the Documents.

    (iv) The terms "legal", "valid", "binding", "obligation" and "enforceable" mean that the obligations to which those terms relate are of a type which under the laws of the Netherlands are generally recognized or are generally enforceable, however, specific performance may not always be granted by Dutch Courts.

     (v) To the extent that the laws of the Netherlands would apply (i) the courts of the Netherlands may deem applicable in addition to the legal consequences (RECHTSGEVOLGEN) which have been agreed upon by the parties to the Documents such legal consequences which, pursuant to the nature of the Documents, would result from the law, usual practices or the requirements of reasonableness and fairness, (ii) the enforcement of obligations may be limited to the extent that a court may, as a result of general principle of Dutch civil law and dependent upon all relevant circumstances of the particular case, deem enforcement unacceptable with a view to the standards of reasonableness and fairness (REDELIJKHEID AND BILLIJKHEID) and (iii) the courts of the Netherlands may change the effects of a contractual obligation at the request of any one of the parties thereto, or terminate the whole or any part of contractual obligations on the ground that unforeseen circumstances have occurred of such a nature that the other party or parties may, according to standards of reasonableness and fairness, not expect an unchanged performance of the obligation under such contractual obligation; such a change or termination may be given retroactive force.

    (vi) Any enforcement of the Documents and of any foreign judgments in the Netherlands will be subject to the rules of civil procedure as applied by the courts of the Netherlands; such courts have the power to make an award in a foreign currency; enforcement against the assets in the Netherlands of a judgment for a sum of money expressed in foreign currency would be executed, however, in terms of Dutch legal tender and the applicable rate of exchange would be that prevailing at the date of payment.

   (vii) Pursuant to the Netherlands Saving Certificates Act (WET INZAKE SPAARBEWIJZEN or the "Saving Certificate Act") of 21st April 1985, any transfer or acceptance of securities (including interests in any global securities) which are zero-coupon securities, or otherwise fall within the definition of savings certificates (SPAARBEWIJZEN) in the Savings Certificates Act, is prohibited unless the transfer and acceptance is done through the mediation of either the issuer thereof or an institution admitted to the Amsterdam Stock Exchange. The aforesaid prohibition does not apply to a transfer and acceptance by natural persons not acting in the course of their business or
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NOVEMBER 13, 2000                                                            6/8

         profession. In addition, pursuant to the Savings Certificates Act, certain administration procedures and identification requirements in relation to the issue of, transfer of, or payment on securities qualifying as saving certificates have to be complied with. The Savings Certificates Act is not applicable to the issue and trading of securities qualifying as savings certificates, if such securities are physically issued outside the Netherlands and are not immediately thereafter distributed within the Netherlands in the course of primary trading.

   (viii) All powers of attorney (including, but not limited to, powers of attorney expressed to be irrevocable and all appointments of process agents or other agents) by the Company, explicitly or by implication, terminate by operation of law and without notice upon the bankruptcy (FAILLISSEMENT) of the Company.

    (ix) Powers of attorney, which are expressed to be irrevocable, are not capable of being revoked insofar as they extend to the performance of legal acts (RECHTSHANDELINGEN) which are in the interest of the attorney appointed under such power of attorney or a third party. However, at the request of the person issuing the power of attorney, an heir or the trustee of such person, the court may amend or cancel for significant reasons an irrevocable power of attorney.

     (x) Unless otherwise provided therein, any power of attorney terminates by operation of law upon the death of, the commencement of legal guardianship over, the bankruptcy of, or the declaration that a debt settlement arrangement shall apply to, the attorney appointed under such power of attorney or by notice of termination given by such attorney.

       Any appointment of a process agent is subject to the rules set forth in paragraph (viii) through (x).

    (xi) In the event of the Company's suspension of payments (SURSEANCE VAN BETALING), the Company's estate will not be legally bound by any legal act performed by the Company or an attorney acting on the Company's behalf unless the administrator (BEWINDVOERDER) has given his co-operation or unless and to the extent that the Company's estate has gained a benefit as a result of such legal act.

       MUTATIS MUTANDIS the same applies in case of bankruptcy of the Company, in that the receiver in bankruptcy (CURATOR) will be solely authorized to incur obligations on behalf of the Company as of the bankruptcy date.

   (xii) Service of process for any proceedings before a Dutch court must be performed in accordance with Dutch laws of civil procedure.

   (xiii) The taking of concurrent proceedings in more than one jurisdiction in which the EC Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters, 1968, as amended, is applicable may be precluded by Article 21 of that Convention.

   (xiv) The validity of the Documents may be affected by the provisions of section 3:45 of the Dutch Civil Code (to which section 42 of the Dutch Bankruptcy Act corresponds in case of bankruptcy). These provisions grant to creditors, including future creditors, and the receiver in bankruptcy, the right to challenge the validity of certain transactions entered into by a debtor if (i) such transactions are entered into by such debtor without a legal obligation to do so, (ii) the rights of such creditors are thereby prejudiced, and (iii) there is knowledge on the part of such debtor and the party with whom the transaction is made that the rights of other creditors of such debtor would be prejudiced.
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    (xv) Ultra vires (DOELOVERSCHRIJDING) is a remedy at law, available under the second book of the Dutch Civil Code, by which any legal acts (including but not limited to transactions such as contemplated by the Documents) may be annulled at the petition of the legal entity committing such legal acts. Whether or not certain acts can be deemed as ultra vires will depend on the object clauses (DOELOMSCHRIJVINGEN) as contained in the legal entities' constitution (STATUTEN) and any other relevant circumstances.

In issuing this opinion we do not assume any obligation to notify or to inform you of any developments subsequent to its date that might render its contents untrue or inaccurate in whole or in part at such time.

This opinion:

(a) expresses and describes Dutch legal concepts in English and not in their original Dutch terms; these concepts may not be identical to the concepts described by the English translations; this opinion may therefore be relied upon only on the express condition that it shall be governed by and that all words and expressions used herein shall be construed and interpreted in accordance with the laws of the Netherlands;

(b) speaks as of the date stated above;

(c) is addressed to you and is solely for your benefit;

(d) is strictly limited to the matters set forth herein and no opinion may be inferred or implied beyond that expressly stated herein;

(e) may not be relied upon by any other person, company, enterprise or institution.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus.

The foregoing opinion is limited to the laws of the Netherlands as at present in effect.

This opinion is given on behalf of Caron & Stevens / Baker & McKenzie, Amsterdam and not on behalf of any other office or associated firm of Baker & McKenzie. In this opinion the expressions "we", "us", "our" and like expression should be construed accordingly.

Very truly yours,

CARON & STEVENS / BAKER & McKENZIE

P.L.A.M. Schroeder                   K.J.T. Smit

ENCL.
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NOVEMBER 13, 2000                                                            8/8

Annex 1    Certificate

To: Caron & Stevens / Baker & McKenzie
   P.O. Box 2720
   1000 CS Amsterdam
   The Netherlands

Dear Sirs,

We, the undersigned, being all the managing directors of John Deere B.V.........
                                                                          and
acting in the name of and on behalf of John Deere B.V. (the "COMPANY"), a private limited liability company incorporated under the laws of the Netherlands, with registered office at Energiestraat 16, Horst, the Netherlands.

WHEREAS the Company and Deere & Company would like to file the combined Registration Statement on Form S-3 and Post-Effective Amendment No. 1 to Registration Statement No. 33-541[49] (together the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the combined prospectus pursuant to Rule 429 contained in the Registration Statement (the "PROSPECTUS") and as to be set forth in one or more supplements to the Prospectus (each such supplement, a "PROSPECTUS SUPPLEMENT"), of Company's unsecured senior debt securities unconditionally guaranteed by Deere & Company (the "GUARANTEED DEBT SECURITIES") with an aggregate issue price of up to US $1,250,000,000.

WHEREAS the Guaranteed Debt Securities will be issued by the Company under an indenture (the "GUARANTEED DEBT INDENTURE"), to be entered into among the Company, Deere & Company, which acts as guarantor, and The Chase Manhattan Bank, as trustee (the "GUARANTEED DEBT TRUSTEE"), as supplemented from time to time.

WHEREAS Deere & Company will issue as Guaranteed Debt Indenture dated
[                          ], 2000 (the "INDENTURE").

The Indenture and the Guaranteed Debt Securities together are hereinafter sometimes referred to as the "DOCUMENTS".

DO HEREBY CERTIFY THAT:

the resolution of the board of managing directors of the Company and the shareholders resolution of Company, copies of which are attached hereto in EXHIBIT A, have been duly passed by duly appointed managing directors of the Company and the shareholders respectively and have not been amended or rescinded and are in full force and effect and that no managing director of the Company has any interest in the transactions to which the Documents relate.

Dated [                          ], 2000

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By:  -------------------------------------  By:  -------------------------------------
     Name:                                       Name:
     Title:                                      Title:
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